For Immediate Release

Executive Contact:	Investor / Media Contacts:
Charles J. Kleman	James Palczynski-Investor Relations
Chief Financial Officer	Megan McDonnell-Media Relations
Chico’s FAS, Inc.	Integrated Corporate Relations, Inc.
(239) 274-4105	(203) 222-9013

Chico’s FAS, Inc. Announces Record Second Quarter and
Six Month Revenues and Earnings

•	Second quarter net income up 49.3% to a record $24.5 million

•	Revenues rose 34.0% to a record $342.4 million for the six months

•	Net income climbed 32.3% to a record $47.8 million for the six months

•	August comparable store sales currently strong in the mid-to-high teens

      Fort Myers, FL — August 27, 2003 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the second quarter and six months ended August 2, 2003.

      Net sales for the second quarter ended August 2, 2003 increased 38.7% to a record $173.4 million from $125.1 million for the second quarter ended August 3, 2002. Net income rose 49.3% to $24.5 million, or $0.28 a diluted share, compared to net income of $16.4 million, or $0.19 a diluted share, in the prior year’s second quarter. Comparable store sales for the Company-owned stores increased 14.6% for the thirteen week period ended August 2, 2003 compared to the same thirteen week period last year.

      For the six months ended August 2, 2003, net sales increased 34.0% to a record $342.4 million from $255.5 million for the prior year’s six months ended August 3, 2002. Net income rose 32.3% to $47.8 million, or $0.55 a diluted share, compared to net income of $36.2 million, or $0.42 a diluted share in the prior period. Comparable store sales for Company-owned stores increased 11.2% for the twenty-six week period compared to the same twenty-six week period last year.

      Scott A. Edmonds, Chico’s President and COO commented, “We focused on our summer transitional line this year and it paid off in a stronger initial markup and a lower year-over-year markdown rate as reflected in our 62% gross margin in the second quarter of this year. This resulted in our best ever second quarter operating margin of 22.6%, which for the first time has exceeded the first quarter. We believe that these results underscore the ongoing appeal of our concept, our fresh merchandise strategy and our excellent marketing strategies.”

      “As we look forward to the third quarter, we are excited about the tone of our early Fall selling season and encouraged by the results so far in August. Further, we are looking forward to closing on our acquisition of The White House, Inc., a proven national retail concept with 105 stores that we believe will ultimately support at least as many locations as Chico’s. Once this deal is completed, it will provide new opportunities for growth, should help us to leverage our existing operations and has the potential to bring tremendous long-term value to our shareholders.”

      Chico’s sells exclusively designed, private-label women’s clothing and related accessories. The Company operates 418 women’s specialty stores, under the name of Chico’s and Pazo, in 42 states and the District of Columbia. The Company owns 375 Chico’s front-line stores, 21 Chico’s outlet stores and 10 Pazo stores; franchisees own and operate 12 Chico’s stores.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information, please call (877) 424-4267 to listen to Chico’s monthly sales information and investor relations line

A copy of a slide show addressing Chico’s recent financial results and current plans for expansion is available on the Chico’s website at www.chicos.com in the investor relations section

Additional investor information on Chico’s FAS, Inc. is available free of charge on the Chico’s website at www.chicos.com in the investor relations section

(Financial Tables Follow)

Chico’s FAS, Inc.
Consolidated Balance Sheets
(Unaudited)

	August 2,	February 1,
	2003	2003

ASSETS
Current Assets:
Cash and cash equivalents	$11,241,131	$8,753,089
Marketable securities, at market	130,160,523	91,195,175
Receivables	3,672,923	2,226,068
Inventories	49,404,055	44,907,504
Prepaid expenses	6,889,313	6,222,526
Deferred taxes	7,830,000	7,125,000

Total Current Assets	209,197,945	160,429,362

Property and Equipment:
Land and land improvements	5,308,840	5,166,394
Building and building improvements	22,147,849	19,667,654
Equipment, furniture and fixtures	83,690,157	71,769,250
Leasehold improvements	88,866,616	78,792,080

Total Property and Equipment	200,013,462	175,395,378
Less accumulated depreciation and amortization	(45,740,685)	(36,686,235)

Property and Equipment, Net	154,272,777	138,709,143

Other Assets:
Deferred taxes	1,031,000	92,000
Other assets, net	4,368,804	2,313,242

Total Other Assets	5,399,804	2,405,242

	$368,870,526	$301,543,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$31,129,044	$28,488,471
Accrued liabilities	29,186,860	26,200,081
Current portion of deferred liabilities	191,866	171,217

Total Current Liabilities	60,507,770	54,859,769

Noncurrent Liabilities:
Deferred liabilities	8,675,811	6,550,856

Total Noncurrent Liabilities	8,675,811	6,550,856

Stockholders’ Equity:
Common stock	863,981	852,823
Additional paid-in capital	75,786,661	63,985,702
Retained earnings	222,943,105	175,109,145
Accumulated other comprehensive income	93,198	185,452

Total Stockholders’ Equity	299,686,945	240,133,122

	$368,870,526	$301,543,747

Chico’s FAS, Inc.
Consolidated Statements of Income
(Unaudited)

	Twenty-Six Weeks Ended				Thirteen Weeks Ended

	August 2, 2003		August 3, 2002		August 2, 2003		August 3, 2002

	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales

Net sales by Company stores	$328,309,949	95.9	$245,392,042	96.0	$166,869,427	96.2	$120,127,916	96.0
Net sales by catalog & Internet	10,505,541	3.1	7,057,037	2.8	4,822,811	2.8	3,475,111	2.8
Net sales to Franchisees	3,605,583	1.0	3,072,685	1.2	1,744,238	1.0	1,465,096	1.2

Net sales	342,421,073	100.0	255,521,764	100.0	173,436,476	100.0	125,068,123	100.0
Cost of goods sold	130,522,979	38.1	98,579,159	38.6	65,833,766	38.0	49,589,568	39.7

Gross profit	211,898,094	61.9	156,942,605	61.4	107,602,710	62.0	75,478,555	60.3
General, administrative and store operating expenses	125,694,379	36.7	92,150,318	36.1	63,410,017	36.5	45,741,110	36.6
Depreciation and amortization	9,602,132	2.8	6,851,997	2.6	4,977,262	2.9	3,543,721	2.8

Income from operations	76,601,583	22.4	57,940,290	22.7	39,215,431	22.6	26,193,724	20.9
Interest income, net	549,377	0.1	393,281	0.1	246,067	0.1	239,564	0.2

Income before taxes	77,150,960	22.5	58,333,571	22.8	39,461,498	22.7	26,433,288	21.1
Income tax provision	29,317,000	8.5	22,168,000	8.6	14,995,000	8.6	10,045,000	8.0

Net income	$47,833,960	14.0	$36,165,571	14.2	$24,466,498	14.1	$16,388,288	13.1

Per share data:
Net income per common share—basic	$0.56		$0.44		$0.28		$0.20

Net income per common & common equivalent share—diluted	$0.55		$0.42		$0.28		$0.19

Weighted average common shares outstanding—basic	85,741,005		82,177,172		85,969,259		82,468,442

Weighted average common & common equivalent shares outstanding-diluted	87,404,734		85,503,271		87,617,718		85,682,017